     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1999.

                                                      REGISTRATION NO. 333-64407
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                             PHILIP SERVICES CORP.
             (Exact name of Registrant as specified in its charter)

         PROVINCE OF ONTARIO, CANADA                           NOT APPLICABLE
        Province or other Jurisdiction                        (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                      100 KING STREET, P.O. BOX 2440, LCD1
                           HAMILTON, ONTARIO, CANADA
                                    L8N 4J6
                                 (905) 521-1600
   (Address and telephone number of Registrant's principal executive offices)

                       PHILIP SERVICES CORP. 401(K) PLAN
                              (Full title of plan)

                      PHILIP ENVIRONMENTAL (NEW YORK) INC.
                           C/O CT CORPORATION SYSTEM
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 664-1666
           (Name, address and telephone number of agent for service)

                      ------------------------------------

                                    COPY TO:

                          CHRISTOPHER W. MORGAN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                         ROYAL BANK PLAZA, NORTH TOWER
                           200 BAY STREET, SUITE 1820
                        TORONTO, ONTARIO, CANADA M5J 2J4
                                 (416) 777-4700
                      ------------------------------------

     This Post-Effective Amendment is being filed for the purpose of removing from registration all common shares of the Registrant which were not acquired in open market purchases, as well as such indeterminate number of interests in the Philip Services Corp. 401(k) Plan (the "Plan") which were not sold, pursuant to the Registration Statement on Form S-8 (File No. 333-64407) on or before March 31, 1999. On such date, the ability of a participant to purchase common shares of the Registrant as an investment option under the Plan was terminated.
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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Province of Ontario, Canada, on April 1, 1999.

                                          PHILIP SERVICES CORP.

                                          By: /s/ COLIN SOULE
                                            ------------------------------------
                                            Colin Soule
                                            Executive Vice President,
                                            General Counsel and Corporate
                                              Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by or on behalf of the following persons in the capacities indicated on April 1, 1999.

             SIGNATURE                                              TITLE
             ---------                                              -----
         /s/ ALLEN FRACASSI           President, Chief Executive Officer and Director (Principal
------------------------------------  Executive Officer)
           Allen Fracassi

         /s/ PHILLIP WIDMAN           Executive Vice President and Chief Financial Officer (Principal
------------------------------------  Financial Officer and Principal Accounting Officer)
           Phillip Widman

                 *                    Director
------------------------------------
          Robert L. Knauss

                 *                    Director
------------------------------------
             Roy Cairns

                                      Director
------------------------------------
            Harold First

                 *                    Director
------------------------------------
            Peter Green

                 *                    Director
------------------------------------
         William E. Haynes

                 *                    Director
------------------------------------
            Felix Pardo

                                      Director
------------------------------------
          Harland A. Riker

                 *                    Director
------------------------------------
           Derrick Rolfe

                                      Director
------------------------------------
          Arnold S. Tenney

                 *                    Director
------------------------------------
          Herman Turkstra

        * /s/ PHILLIP WIDMAN
------------------------------------
  Phillip Widman, Attorney-in-Fact

                           AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Philip Services Corp. and has duly caused this Post-Effective Amendment to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Hamilton, Province of Ontario, Canada, on April 1, 1999.

                                          PHILIP ENVIRONMENTAL (NEW YORK) INC.
                                          (Authorized U.S. Representative)

                                          By: /s/ COLIN SOULE
                                            ------------------------------------
                                            Name: Colin Soule
                                            Title: Secretary

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Province of Ontario, Canada, on April 1, 1999.

                                          PHILIP SERVICES CORP. 401(K) PLAN

                                          By: PHILIP SERVICES CORP.,
                                                   Plan Administrator

                                          By: /s/  COLIN SOULE
                                            ------------------------------------
                                            Name:  Colin Soule
                                            Title: Executive Vice President,
                                                   General Counsel and Corporate
                                                      Secretary